UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 13, 2022, ManTech International Corporation, a Delaware corporation (“ManTech” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Moose Bidco, Inc., a Delaware corporation (“Parent”), and Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and in accordance with the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Company will be acquired by Parent, which will be controlled by investment funds managed by The Carlyle Group Inc. in an all-cash transaction valued at approximately $4.2 billion.

The Company’s Board of Directors (the “Company Board”) has unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Company Board has also unanimously resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger and other transactions contemplated thereby.

Under the Merger Agreement, in accordance with the terms and subject to the conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A Common Stock, par value $0.01 per share, of the Company and Class B Common Stock, par value $0.01 per share, of the Company (collectively, the “Company Common Stock”), then outstanding will be automatically converted into the right to receive $96.00 in cash, without interest (the “Per Share Merger Consideration”), other than (1) those shares owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries (which will be cancelled without any consideration) and (2) any shares as to which appraisal rights have been properly exercised, and not withdrawn, in accordance with the Delaware General Corporation Law.

The Merger Agreement also provides that, at the Effective Time, unless otherwise mutually agreed by Parent and the holder thereof following adoption of the Merger Agreement by the Company’s stockholders, (1) each outstanding award of restricted stock or restricted stock units with respect to Company Common Stock that is outstanding immediately prior to the Effective Time (whether or not vested) will, by virtue of the Merger and without any action on the part of the holder thereof, immediately vest in full and be cancelled and converted automatically into the right to receive an amount in cash equal to the product obtained by multiplying the number of shares of Company Common Stock subject to such award as of the Effective Time by the Per Share Merger Consideration and (2) each “in-the-money” option to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested or exercisable) will immediately vest in full and be cancelled and converted into the right to receive the excess of the Per Share Merger Consideration over the per share exercise price of such option with respect to each share of Company Common Stock subject to such award immediately prior to the Effective Time.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among others, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the expiration or termination of any waiting period (and any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of any law or order by a governmental authority that has the effect of preventing, making illegal or prohibiting the consummation of the Merger or any other transaction contemplated by the Merger Agreement and (4) the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement). While the Merger is not conditioned on Parent or any other party obtaining financing, Parent has obtained equity and debt financing commitments pursuant to the Commitment Letters (as defined in the Merger Agreement) from the parties thereto for the purpose of financing the transactions contemplated by the Merger and paying related fees and expenses. The obligations of the financing sources under the Commitment Letters are subject to customary conditions.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Parent and Merger Sub, including, among others, covenants by each party to use its respective reasonable best efforts to effect the Merger, including obtaining required regulatory approvals, and customary covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time. Beginning on the date of the Merger Agreement, the Company is subject to customary non-solicitation restrictions pursuant to which the Company may not, among other things, (1) solicit, initiate, knowingly facilitate or knowingly encourage the submission by any person of an Alternative Acquisition Proposal (as defined in the Merger Agreement) or (2) enter into, engage in or otherwise participate in any discussions or negotiations with, or furnish any material non-public information to, any person in connection with, or related to, any Alternative Acquisition Proposal, in each case, subject to certain customary “fiduciary out” exceptions. In addition, the Company has agreed that, subject to certain customary “fiduciary out” exceptions, the Company Board is required to recommend that the Company stockholders adopt the Merger Agreement and to call a meeting of the Company stockholders to vote on a proposal to adopt the Merger Agreement. The Company has also agreed that it will file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the adoption of the Merger Agreement by the Company’s stockholders as promptly as reasonably practicable after the date of the Merger Agreement, and will convene and hold a special meeting of the Company’s stockholders for the purpose of seeking the adoption of the Merger Agreement as promptly as reasonably practicable after the proxy statement in definitive form is ready to be filed, subject to the terms of the Merger Agreement.

Either the Company or Parent may terminate the Merger Agreement prior to the Effective Time in certain circumstances, including, among others, (1) by mutual agreement, (2) if the Merger is not completed by February 13, 2023 (the “Outside Date”), which date may be extended by the Company for an additional three months if the closing conditions related to approval under the HSR Act (including the expiration or termination of any waiting period and the absence of any related applicable law or order preventing, making illegal or prohibiting the Merger) have not been satisfied as of such date, (3) if a governmental authority of competent jurisdiction has issued a final non-appealable order or law permanently preventing, making illegal or prohibiting the Merger (provided such party is not in material breach of any provision of the Merger Agreement that caused such prohibition), (4) the Company’s stockholders fail to adopt the Merger Agreement after the final adjournment of the special meeting held for the purpose of such vote, or (5) the other party breaches its representations, warranties or covenants in the Merger Agreement or fails to perform its obligations under the Merger Agreement, which breach or failure would give rise to the failure of the applicable condition to the consummation of the Merger to be satisfied and is not capable of being cured prior to the Outside Date or, if capable of being cured by the Outside Date, is not cured within thirty (30) days after receipt of notice of such breach or failure. In addition, subject to the conditions and applicable termination fees as set forth in the Merger Agreement, prior to the adoption of the Merger Agreement by the Company’s stockholders, (a) the Company may terminate the Merger Agreement in order to substantially concurrently enter into a written definitive agreement providing for the consummation of transactions determined by the Company Board to constitute a Superior Acquisition Proposal (as defined in the Merger Agreement), and (b) Parent may terminate the Merger Agreement in the event that the Company Board has effected a Change of Recommendation (as defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified limited circumstances, the Company will be required to pay Parent a termination fee of $115,876,916.00. Specifically, this termination fee is payable by the Company to Parent in the event that (1) the Company terminates the Merger Agreement in order to substantially concurrently enter into a definitive agreement for an alternative acquisition proposal that the Company Board determines constitutes a Superior Acquisition Proposal or (2) Parent terminates the Merger Agreement because the Company Board has effected a Change of Recommendation. This termination fee will also be payable by the Company to Parent in the event that, generally, (a) an alternative acquisition proposal for 50% or more of the stock or consolidated assets of the Company has been publicly announced or publicly disclosed and not withdrawn, (b) the Merger Agreement is terminated because the Company’s stockholders fail to adopt the Merger Agreement or because the Company materially breaches the Merger Agreement, (c) within twelve months of such termination of the Merger Agreement, the Company enters into a definitive agreement providing for an alternative acquisition proposal for 50% or more of the stock or consolidated assets of the Company and such acquisition is subsequently consummated and (d) at the time of such termination, the debt and equity commitment letters have not been terminated or withdrawn and the Company was not entitled to terminate the Merger Agreement for material breach or failure by Parent to consummate the Merger.

Upon termination of the Merger Agreement under other specified limited circumstances, Parent will be required to pay the Company a termination fee of $239,745,343.00. Specifically, this termination fee is payable by Parent to the Company if the Merger Agreement is terminated because (1) the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied and Parent fails to consummate the Merger as required pursuant to the terms of the Merger Agreement, (2) Parent or Merger Sub materially breaches any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied and such breach is uncured or (3) of the failure to obtain clearance and approval under the HSR Act prior to the Outside Date. Carlyle Partners VIII, L.P. has provided the Company with a limited guarantee in favor of the Company (the “Limited Guarantee”). The Limited Guarantee guarantees, among other things, the payment of the termination fee payable by Parent to the Company, subject to the conditions set forth in the Limited Guarantee.

Pursuant to an equity commitment letter, dated as of May 13, 2022, and subject to the terms thereof, Carlyle Partners VIII, L.P. committed to provide Parent, at the effective time of the Merger, with an equity contribution of up to approximately $2,340,469,716.00. Pursuant to debt commitment letters dated May 13, 2022, and subject to the terms and conditions set forth therein, the commitment parties party thereto committed to provide to Parent, at the effective time of the Merger, debt financing of approximately $2.85 billion.

The Merger Agreement also provides that the Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that the Company may only cause Parent’s equity financing commitment to be funded and the Merger to be consummated in circumstances where the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied and the debt financing is funded or available.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

In connection with the parties’ entry into the Merger Agreement, and as a condition to Parent entering into the Merger Agreement, George J. Pedersen and certain affiliated trusts (collectively, the “Voting Agreement Parties”) concurrently entered into a Voting Agreement, dated as of May 13, 2022, in the form attached as Exhibit B to the Merger Agreement, pursuant to which the Voting Agreement Parties have agreed, among other things, to (1) vote their respective beneficially owned shares of the Company Common Stock (a) in favor of the adoption of the Merger Agreement, the approval of the Merger, and any related proposal that is intended to facilitate the consummation of the Merger and other transactions contemplated by the Merger Agreement, and (b) against any Alternative Acquisition Proposal or any proposals for an Alternative Acquisition Proposal, any change in the Company Board or any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or other transactions contemplated by the Merger Agreement and (2) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein. The Voting Agreement will terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the prior written consent of the Voting Agreement Parties and affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders.

The shares of Company Common Stock subject to the Voting Agreement represent approximately 49.2% of the current outstanding voting power of currently outstanding Company Common Stock. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2022, the Company issued a press release announcing its entry into the Merger Agreement. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech and The Carlyle Group. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. ManTech expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of ManTech and will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and The Carlyle Group. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2022, by and among Moose Bidco, Inc., Moose Merger Sub, Inc. and ManTech International Corporation.*

99.1	Form of Voting Agreement.

99.2	Press Release, dated May 16, 2022,

104	Cover Page Interactive Data File (embedded in the Inline XBRL document).

*

Certain exhibits and schedules to the exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2022	MANTECH INTERNATIONAL CORPORATION

	By:	/s/ Michael R. Putnam
	Name:	Michael R. Putnam
	Title:	Senior VP - Corporate & Regulatory Affairs